Exhibit 99

For Immediate Release

FIRST DEFIANCE FINANCIAL— CORP. ANNOUNCES 2011

THIRD QUARTER EARNINGS

•	Net Income of $4.1 million for 2011 third quarter, up from $2.3 million in the third quarter of 2010

•	Provision for Loan Losses of $3.1 million, down from $5.2 million in the third quarter of 2010

•	Net Interest Margin of 3.89%, down from 3.94% in the third quarter of 2010

DEFIANCE, OHIO (October 24, 2011) — First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for its third quarter ended September 30, 2011 totaled $4.1 million, or $0.36 per diluted common share, compared to $2.3 million or $0.22 per diluted common share for the quarter ended September 30, 2010.

“We continue to stay on our strategic course and are pleased with the overall performance in the quarter, including stability in the net interest margin and sustained strong financial performance aided by a trend of lower credit related costs.” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “The operating environment will remain difficult as we look toward the rest of 2011 and into 2012, but we believe opportunities for stronger financial performance exist.”

Credit Quality

The third quarter results include expense for provision for loan losses of $3.1 million, compared with $5.2 million for the same period in 2010 and $2.4 million in the second quarter of 2011.

Non-performing loans totaled $51.2 million at September 30, 2011, a increase from $46.2 million at September 30, 2010. The September 30, 2011 balance included $48.3 million of loans that are on non-accrual and another $2.9 million of loans that are still accruing, but are considered non-performing because of changes in terms granted to borrowers. In addition, First Defiance had $5.8 million of real estate owned (OREO) at September 30, 2011, a decrease of $1.6 million or 21% from $7.4 million at June 30, 2011 and down from $11.1 million at September 30, 2010. For the third quarter of 2011, First Defiance recorded net charge-offs of $5.5 million, which when annualized, represented 1.55% of average loans outstanding at September 30, 2011, up from the second quarter level of 0.75%. The allowance for loan loss as a percentage of total loans is 2.61% at September 30, 2011, a decline from 2.70% at December 31, 2010 and 2.67% at September 30, 2010.

“The third quarter experienced an increase in non-performing loans and net charge-offs. These credits had been properly reserved for prior to this period, and that is the main driver in the slight decline in the allowance for loan loss at September 30, 2011. Our loan reserve coverage remains strong even following the increased charge-offs. We are also encouraged by the continued reduction in OREO and anticipate further reduction in this balance over the next few quarters.”

Net Interest Margin down slightly from 2010 Third Quarter

Net interest income was $17.6 million in the third quarter of 2011 compared to $17.8 million in the 2010 third quarter. Net interest margin was 3.89% for the 2011 third quarter, an increase from 3.86% in the second quarter 2011, but down from 3.94% in the third quarter of 2010. The cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased in the third quarter of 2011 by 50 basis points, to 0.90% from 1.40% in the third quarter of 2010, but was offset by a decline in the yield on interest earning assets of 55 basis points, to 4.76% in the third quarter of 2011 from 5.31% in the 2010 third quarter.

“Despite the fact that we are seeing indications of economic stabilization in our markets and nationally, the Federal Reserve’s position on interest rates indicates the challenges on net interest margin are far from over,” said Small. “We worked hard to maintain the margin, but the continued low rate environment adds to the challenge of managing net interest margin.”

Non-Interest Incom

First Defiance’s non-interest income for the 2011 third quarter was $6.9 million, compared with $7.5 million in the third quarter of 2010. Service fees and other charges were $3.1 million in the third quarter of 2011, compared with $3.3 million in the third quarter of 2010. NSF income was $1.5 million in the third quarter of 2011, down $377,000 from the third quarter of 2010. Other non-interest income was a loss of $35,000 in the third quarter of 2011, compared to $271,000 of income for the same period of 2010. This was the result of a decline of $285,000 in the value of the assets of the deferred compensation plan in the third quarter of 2011, compared to an increase in those assets of $165,000 for the same period in 2010. Further mitigating the decrease in non-interest income were net gains of $117,000 on real estate owned sales in the third quarter of 2011, compared with net losses of $45,000 for the same period in 2010. Mortgage banking income decreased to $1.4 million in the third quarter of 2011 from $2.3 million in the third quarter of 2010. Gains from the sale of mortgage loans decreased in the third quarter of 2011 to $2.1 million from $2.9 million in the third quarter of 2010. Mortgage loan servicing revenue increased to $852,000 in the 2011 third quarter from $761,000 in the third quarter of 2010.

The third quarter saw an increase in originations coupled with a decline in rates triggering an increase in mortgage servicing rights (“MSR”) impairment. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $1.1 million in the third quarter of 2011, compared with a negative valuation adjustment of $527,000 in the third quarter of 2010. The negative MSR valuation adjustment is a reflection of the decrease in the fair value of certain sectors of the Company’s portfolio of MSRs for these periods. The interest rate environment that gives rise to increased mortgage origination activity also typically causes increases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

Income from the sale of insurance and investment products increased to $2.0 million for the 2011 third quarter, from $1.4 million in the same period of 2010. On July 1, 2011, First Defiance completed its acquisition of Payak-Dubbs Insurance Agency, Inc. (“PDI”), which was merged into First Insurance Group of the Midwest, Inc., a subsidiary of First Defiance. The acquisition of PDI contributed $579,000 of income for the third quarter of 2011.

“Non-interest income stayed solid despite the significant MSR impairment charge this quarter. Gain on sale of mortgage loans was also lower this quarter compared to the very strong performance in 2010 third quarter. We were pleased to see the revenue from our recent insurance acquisition, as well as our Wealth Management revenue making significant contributions to non-interest income.”

Non-Interest Expenses

Total non-interest expense was $15.5 million for the third quarter of 2011, a decrease from $17.1 million in the third quarter of 2010.

Compensation and benefits were $8.2 million, compared to $7.1 million in the third quarter of 2010 and $7.5 million in the second quarter of 2011. The year over year increase in compensation and benefits expense is largely due to the Company freezing pay in 2010, coupled with an increase in incentive expense and bonuses being paid in the third quarter of 2011 due to an increase in performance. The Company increased compensation late in the first quarter of 2011. Also, PDI had total compensation and benefits expense of $415,000 in the third quarter of 2011. FDIC insurance expense decreased to $674,000 in the third quarter of 2011, due to Dodd-Frank regulations, from $907,000 in the same period of 2010. Other non-interest expense decreased to $2.7 million in the third quarter of 2011 from $5.2 million in the third quarter of 2010. Credit, collection and real estate owned costs were $512,000 in the third quarter of 2011 compared to $2.3 million in the same period of 2010. This was coupled with loss on secondary market buy-backs which were $99,000 in the third quarter of 2011 compared to $379,000 in the third quarter of 2010. Also, the value of the liability of the deferred compensation plan declined $283,000 in the third quarter of 2011 compared to an increase of $152,000 in the third quarter of 2010.

Year-To-Date Results

For the nine month period ended September 30, 2011, net interest income totaled $52.4 million, flat with the first nine months of 2010. Average interest-earning assets increased to $1.844 billion for the first nine months of 2011, compared to $1.834 billion for the first nine months of 2010. Net interest margin for the first nine months of 2011 was 3.89%, flat with the margin reported in the nine month period ended September 30, 2010.

The provision for loan losses for the first nine months of 2011 was $8.3 million, compared to $17.5 million recorded during the first nine months of 2010. The decrease in provision is the result of a slow-down in the overall credit deterioration in the portfolio. A lower volume of credits requiring larger reserves mitigates the need for larger provision for loan loss.

Non-interest income for the first nine months of 2011 was $19.6 million, compared to $20.0 million during the same period of 2010. Service fees and other charges were $8.4 million for the first nine months of 2011, compared to $9.9 million during the first nine months of 2010. Mortgage banking income decreased to $4.5 million in the first nine months of 2011, compared to $5.1 million in the first nine months of 2010. Insurance and investment sales revenues increased to $5.1 million for the first nine months of 2011, compared with $3.8 million during the first nine months of 2010. Non-interest income for the first nine months of 2011 was reduced by $2,000 of other-than-temporary impairment charges recognized for impaired investment securities compared with $331,000 in the first nine months of 2010.

Non-interest expense increased to $47.2 million for the first nine months of 2011 from $47.0 million in the first nine months of 2010. Compensation and benefits expenses were $23.5 million in the first nine months of 2011 compared with $20.2 million in the first nine months of 2010. Credit, collection and real estate owned costs have decreased $2.2 million in the first nine months of 2011 over the first nine months of 2010.

“The reduction in credit and collection expenses is a direct result of improving asset quality and the reduction of our OREO balances. Our three primary focal points this year have been asset quality, expense control, and growth in non-interest bearing deposits. We have worked hard to maintain this focus and the results this quarter and year to date bear that out.”

Total Assets at $2.06 Billion

Total assets at September 30, 2011 were $2.06 billion, compared to $2.04 billion at December 31, 2010 and September 30, 2010. Net loans receivable (excluding loans held for sale) were $1.42 billion at September 30, 2011, compared to $1.48 billion at December 31, 2010 and $1.51 billion at September 30, 2010. Total cash and cash equivalents were $190.2 million at September 30, 2011, compared with $169.2 million at December 31, 2010 and $148.7 million at September 30, 2010. Also at September 30, 2011, goodwill and other intangible assets totaled $68.1 million, compared to $63.7 million at December 31, 2010 and $64.0 million at September 30, 2010.

Total deposits at September 30, 2011 were $1.59 billion compared with $1.58 billion at December 31, 2010 and $1.59 billion at September 30, 2010. Non-interest bearing deposits at September 30, 2011 were $239.6 million, compared to $216.7 million at December 31, 2010 and $213.4 million at September 30, 2010. Total stockholders’ equity was $275.1 million at September 30, 2011, compared to $240.3 million at December 31, 2010 and $241.0 million at the September 30, 2010.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, October 25, 2011 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-317-6789. A live webcast may be accessed at https://services.choruscall.com/links/fdef110726.html.

Audio replay of the Internet Web cast will be available at www.fdef.com until November 30, 2011 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full service branches and 44 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group specializes in property and casualty and group health and life insurance, with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

(in thousands)	(Unaudited) September 30, 2011	December 31, 2010	September 30, 2010
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$30,234	$24,977	$31,662
Interest-bearing deposits	160,000	144,187	117,000

	190,234	169,164	148,662
Securities
Available-for sale, carried at fair value	232,628	165,252	156,355
Held-to-maturity, carried at amortized cost	736	839	918

	233,364	166,091	157,273
Loans	1,460,514	1,519,503	1,549,677
Allowance for loan losses	(38,110)	(41,080)	(41,343)

Loans, net	1,422,404	1,478,423	1,508,334
Loans held for sale	12,951	18,127	21,613
Mortgage servicing rights	8,660	9,477	8,289
Accrued interest receivable	6,654	6,374	7,248
Federal Home Loan Bank stock	20,655	21,012	21,376
Bank Owned Life Insurance	35,682	34,979	32,751
Office properties and equipment	40,428	41,743	42,276
Real estate and other assets held for sale	5,805	9,591	11,127
Goodwill	61,568	57,556	57,556
Core deposit and other intangibles	6,499	6,128	6,485
Deferred taxes	2,988	5,805	4,865
Other assets	10,465	11,047	14,384

Total Assets	$2,058,357	$2,035,517	$2,042,239

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$239,594	$216,699	$213,414
Interest-bearing deposits	1,350,386	1,358,720	1,377,234

Total deposits	1,589,980	1,575,419	1,590,648
Advances from Federal Home Loan Bank	81,852	116,885	116,896
Notes payable and other interest-bearing liabilities	55,477	56,247	41,923
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	897	937	501
Other liabilities	18,950	9,615	15,159

Total liabilities	1,783,239	1,795,186	1,801,210
Stockholders’ Equity
Preferred stock, net of discount	36,594	36,463	36,418
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	135,763	140,845	140,808
Accumulated other comprehensive income (loss)	4,179	(342)	2,198
Retained earnings	144,937	134,988	133,228
Treasury stock, at cost	(47,360)	(72,628)	(72,628)

Total stockholders’ equity	275,118	240,331	241,029

Total Liabilities and Stockholders’ Equity	$2,058,357	$2,035,517	$2,042,239

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
Interest Income:
Loans	$19,488	$22,230	$59,553	$67,104
Investment securities	1,865	1,534	5,231	4,556
Interest-bearing deposits	110	68	351	198
FHLB stock dividends	203	225	662	678

Total interest income	21,666	24,057	65,797	72,536
Interest Expense:
Deposits	2,791	4,667	9,648	15,192
FHLB advances and other	768	1,187	2,442	3,625
Subordinated debentures	333	332	945	982
Notes Payable	127	109	397	329

Total interest expense	4,019	6,295	13,432	20,128

Net interest income	17,647	17,762	52,365	52,408
Provision for loan losses	3,097	5,196	8,335	17,525

Net interest income after provision for loan losses	14,550	12,566	44,030	34,883
Non-interest Income:
Service fees and other charges	3,071	3,301	8,435	9,856
Mortgage banking income	1,355	2,322	4,549	5,114
Gain on sale of non-mortgage loans	52	10	351	97
Gain on sale of securities	—	—	49	6
Impairment on securities	—	(190)	(2)	(331)
Insurance and investment sales commissions	2,042	1,421	5,146	3,838
Trust income	143	118	465	372
Income from Bank Owned Life Insurance	229	226	703	917
Other non-interest income	(35)	271	(56)	167

Total Non-interest Income	6,857	7,479	19,640	20,036
Non-interest Expense:
Compensation and benefits	8,173	7,114	23,458	20,161
Occupancy	1,779	1,734	5,423	5,264
FDIC insurance premium	674	907	2,264	2,881
State franchise tax	541	542	1,625	1,621
Data processing	1,077	1,186	3,117	3,556
Amortization of intangibles	386	356	1,051	1,139
One time acquisition related charges	99	16	234	53
Other non-interest expense	2,733	5,247	10,003	12,303

Total Non-interest Expense	15,462	17,102	47,175	46,978

Income before income taxes	5,945	2,943	16,495	7,941
Income taxes	1,884	668	5,024	2,100

Net Income	$4,061	$2,275	$11,471	$5,841

Dividends Accrued on Preferred Shares	(463)	(463)	(1,388)	(1,388)
Accretion on Preferred Shares	(45)	(43)	(132)	(125)

Net Income Applicable to Common Shares	$3,553	$1,769	$9,951	$4,328

Earnings per common share:
Basic	$0.37	$0.22	$1.08	$0.53
Diluted	$0.36	$0.22	$1.06	$0.53

Average Shares Outstanding:
Basic	9,725	8,118	9,248	8,118
Diluted	9,895	8,118	9,417	8,143

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September, 30
(dollars in thousands, except per share data)	2011	2010	% change	2011	2010	% change
Summary of Operations
Tax-equivalent interest income (1)	$22,052	$24,373	(9.5)%	$66,881	$73,456	(9.0)%
Interest expense	4,019	6,295	(36.2)	13,432	20,128	(33.3)
Tax-equivalent net interest income (1)	18,033	18,078	(0.2)	53,449	53,328	0.2
Provision for loan losses	3,097	5,196	(40.4)	8,335	17,525	(52.4)
Tax-equivalent NII after provision for loan loss (1)	14,936	12,882	15.9	45,114	35,803	26.0
Investment Securities gains (losses)	—	—	—	49	6	716.7
Impairment losses on securities	—	(190)	(100.0)	(2)	(331)	(99.4)
Non-interest income-excluding securities gains	6,857	7,669	(10.6)	19,593	20,361	(3.8)
Non-interest expense	15,462	17,102	(9.6)	47,175	46,978	0.4
Income taxes	1,884	668	182.0	5,024	2,100	139.2
Net Income	4,061	2,275	78.5	11,471	5,841	96.4
Dividends Declared on Preferred Shares	(463)	(463)	—	(1,388)	(1,388)	—
Accretion on Preferred Shares	(45)	(43)	4.7	(132)	(125)	5.6
Net Income Applicable to Common Shares	3,553	1,769	100.8	9,951	4,328	129.9
Tax equivalent adjustment (1)	386	316	22.2	1,084	920	17.8

At Period End
Assets	2,058,357	2,042,239	0.8
Earning assets	1,887,484	1,866,939	1.1
Loans	1,460,514	1,549,677	(5.8)
Allowance for loan losses	38,110	41,343	(7.8)
Deposits	1,589,980	1,590,648	(0.0)
Stockholders’ equity	275,118	241,029	14.1

Average Balances
Assets	2,056,111	2,045,878	0.5	2,055,199	2,051,770	0.2
Earning assets	1,843,881	1,823,954	1.1	1,843,811	1,833,710	0.6
Deposits and interest-bearing liabilities	1,762,663	1,790,022	(1.5)	1,551,409	1,799,125	(13.8)
Loans	1,419,987	1,545,421	(8.1)	1,436,505	1,552,408	(7.5)
Deposits	1,583,173	1,585,300	(0.1)	1,588,526	1,586,420	0.1
Stockholders’ equity	271,736	240,709	12.9	259,935	237,759	9.3
Stockholders’ equity / assets	13.22%	11.77%	12.3	12.65%	11.59%	9.1

Per Common Share Data
Net Income
Basic	$0.37	$0.22	68.2	$1.08	$0.53	103.8
Diluted	0.36	0.22	63.6	1.06	0.53	100.0
Dividends	—	—	—	—	—	—
Market Value:
High	$15.51	$10.63	45.9	$15.51	$14.85	4.4
Low	12.60	8.55	47.4	11.89	8.53	39.4
Close	13.14	10.06	30.6	13.14	10.06	30.6
Common Book Value	24.43	25.10	(2.7)	24.43	25.10	(2.6)
Tangible Common Book Value	17.44	17.21	1.3	17.44	17.21	1.3
Shares outstanding, end of period (000)	9,726	8,118	19.8	9,726	8118	19.8

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.94%	(1.2)	3.89%	3.89%	(0.0)
Return on average assets	0.78%	0.44%	78.1	0.75%	0.38%	96.1
Return on average equity	5.93%	3.75%	58.1	5.90%	3.28%	79.9
Efficiency ratio (2)	62.12%	66.42%	(6.5)	64.59%	63.75%	1.3
Effective tax rate	31.69%	22.70%	39.6	30.46%	26.45%	15.2
Dividend payout ratio (basic)	0.00%	0.00%	—	0.00%	0.00%	—

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2011	2010	2011	2010
Gain from sale of mortgage loans	$2,128	$2,886	$3,954	$5,262
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	852	761	2,529	2,263
Amortization of mortgage servicing rights	(553)	(798)	(1,349)	(1,634)
Mortgage servicing rights valuation adjustments	(1,072)	(527)	(585)	(777)

	(773)	(564)	595	(148)

Total revenue from sale and servicing of mortgage loans	$1,355	$2,322	$4,549	$5,114

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2011			2010
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,419,987	$19,519	5.45%	$1,545,378	$22,266	5.72%
Securities	220,040	2,220	4.10%	159,045	1,814	4.64%
Interest Bearing Deposits	183,199	110	0.24%	98,112	68	0.27%
FHLB stock	20,655	203	3.90%	21,376	225	4.18%

Total interest-earning assets	1,843,881	22,052	4.76%	1,823,911	24,373	5.31%
Non-interest-earning assets	212,230			221,924

Total assets	$2,056,111			$2,045,835

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,353,009	$2,791	0.82%	$1,385,093	$4,667	1.34%
FHLB advances and other	88,146	768	3.46%	123,566	1,187	3.81%
Other Borrowings	55,149	127	0.91%	44,927	109	0.96%
Subordinated debentures	36,195	333	3.65%	36,229	332	3.64%

Total interest-bearing liabilities	1,532,499	4,019	1.04%	1,589,815	6,295	1.57%
Non-interest bearing deposits	230,164	—	—	200,207	—	—

Total including non-interest-bearing demand deposits	1,762,663	4,019	0.90%	1,790,022	6,295	1.40%
Other non-interest-bearing liabilities	21,712			15,104

Total liabilities	1,784,375			1,805,126
Stockholders’ equity	271,736			240,709

Total liabilities and stockholders’ equity	$2,056,111			$2,045,835

Net interest income; interest rate spread		$18,033	3.72%		$18,078	3.74%

Net interest margin (3)			3.89%			3.94%

Average interest-earning assets to average interest bearing liabilities			120%			115%

	Nine Months Ended September 30,
	2011			2010
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,436,505	$59,650	5.57%	$1,552,393	$67,216	5.79%
Securities	195,640	6,218	4.33%	152,318	5,364	4.79%
Interest Bearing Deposits	190,776	351	0.25%	107,608	198	0.25%
FHLB stock	20,890	662	4.25%	21,376	678	4.24%

Total interest-earning assets	1,843,811	66,881	4.86%	1,833,695	73,456	5.36%
Non-interest-earning assets	211,388			218,060

Total assets	$2,055,199			$2,051,755

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,362,239	$9,648	0.95%	$1,393,747	$15,192	1.46%
FHLB advances and other	97,610	2,442	3.35%	130,745	3,625	3.71%
Other Borrowings	55,341	397	0.96%	45,731	329	0.96%
Subordinated debentures	36,219	945	3.50%	36,229	982	3.62%

Total interest-bearing liabilities	1,551,409	13,432	1.16%	1,606,452	20,128	1.67%
Non-interest bearing deposits	226,287	—	—	192,673	—	—

Total including non-interest-bearing demand deposits	1,777,696	13,432	1.01%	1,799,125	20,128	1.50%
Other non-interest-bearing liabilities	17,568			14,871

Total liabilities	1,795,264			1,813,996
Stockholders’ equity	259,935			237,759

Total liabilities and stockholders’ equity	$2,055,199			$2,051,755

Net interest income; interest rate spread		$53,449	3.70%		$53,328	3.69%

Net interest margin (3)			3.89%			3.89%

Average interest-earning assets to average interest bearing liabilities			119%			114%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010
Summary of Operations
Tax-equivalent interest income (1)	$22,052	$22,337	$22,501	$23,651	$24,373
Interest expense	4,019	4,457	4,956	5,574	6,295
Tax-equivalent net interest income (1)	18,033	17,880	17,545	18,077	18,078
Provision for loan losses	3,097	2,405	2,833	5,652	5,196
Tax-equivalent NII after provision for loan losses (1)	14,936	15,475	14,712	12,425	12,882
Investment securities gains (losses), including impairment	—	—	47	(14)	(190)
Non-interest income (excluding securities gains/losses)	6,857	6,838	5,898	7,568	7,669
Non-interest expense	15,462	15,086	16,626	16,485	17,102
Income taxes	1,884	2,113	1,028	904	668
Net income	4,061	4,750	2,660	2,268	2,275
Dividends Declared on Preferred Shares	(463)	(463)	(462)	(463)	(463)
Accretion on Preferred Shares	(45)	(44)	(43)	(43)	(43)
Net Income (Loss) Applicable to Common Shares	3,553	4,243	2,155	1,762	1,769
Tax equivalent adjustment (1)	386	364	343	322	316

At Period End
Total assets	$2,058,357	$2,045,690	$2,061,952	$2,035,517	$2,042,239
Earning assets	1,887,484	1,879,834	1,892,970	1,867,733	1,866,939
Loans	1,460,514	1,449,010	1,471,209	1,519,503	1,549,677
Allowance for loan losses	38,110	40,530	40,798	41,080	41,343
Deposits	1,589,980	1,573,500	1,592,046	1,575,419	1,590,648
Stockholders’ equity	275,118	269,139	263,145	240,331	241,029
Stockholders’ equity / assets	13.37%	13.16%	12.76%	11.81%	11.80%
Goodwill	61,568	57,556	57,556	57,556	57,556

Average Balances
Total assets	$2,056,111	$2,065,100	$2,044,387	$2,063,965	$2,045,835
Earning assets	1,843,881	1,858,636	1,828,916	1,844,206	1,823,911
Deposits and interest-bearing liabilities	1,762,663	1,781,746	1,788,677	1,805,620	1,790,022
Loans	1,419,987	1,431,792	1,457,736	1,496,374	1,545,378
Deposits	1,583,173	1,591,786	1,590,617	1,601,516	1,585,300
Stockholders’ equity	271,736	266,544	241,525	241,902	240,709
Stockholders’ equity / assets	13.22%	12.91%	11.81%	11.72%	11.77%

Per Common Share Data
Net Income:
Basic	$0.37	$0.44	$0.25	$0.22	$0.22
Diluted	0.36	0.43	0.25	0.22	0.22
Dividends	—	—	—	—	—
Market Value:
High	$15.51	$15.00	$14.64	$12.32	$10.63
Low	12.60	13.22	11.89	9.94	8.55
Close	13.14	14.69	14.34	11.90	10.06
Book Value	24.43	23.83	23.22	25.00	25.10
Shares outstanding, end of period (in thousands)	9,726	9,724	9,724	8,118	8,118

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.89%	3.86%	3.89%	3.89%	3.94%
Return on average assets	0.78%	0.92%	0.53%	0.44%	0.44%
Return on average equity	5.93%	7.15%	4.47%	3.72%	3.75%
Efficiency ratio (2)	62.12%	61.03%	70.92%	64.28%	66.42%
Effective tax rate	31.69%	30.79%	27.87%	28.50%	22.70%
Common dividend payout ratio (basic)	0.00%	0.00%	0.00%	0.00%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010
Loan Portfolio Composition
One to four family residential real estate	$189,669	$213,034	$218,599	$205,938	$213,574
Construction	35,203	23,893	24,437	30,340	31,722
Commercial real estate	766,459	735,212	746,899	767,012	776,972
Commercial	339,128	336,598	341,614	369,959	372,583
Consumer finance	19,701	20,384	20,862	22,848	27,060
Home equity and improvement	124,956	127,962	128,810	133,593	137,747

Total loans	1,475,116	1,457,083	1,481,221	1,529,690	1,559,658
Less:
Loans in process	13,709	7,257	9,160	9,267	9,030
Deferred loan origination fees	893	816	852	920	951
Allowance for loan loss	38,110	40,530	40,798	41,080	41,343

Net Loans	$1,422,404	$1,408,480	$1,430,411	$1,478,423	$1,508,334

Allowance for loan loss activity
Beginning allowance	40,530	40,798	$41,080	$41,343	$38,852
Provision for loan losses	3,097	2,405	2,833	5,652	5,196
Credit loss charge-offs:
One to four family residential real estate	647	893	547	483	1,164
Commercial real estate	2,622	1,517	2,273	4,806	688
Commercial	2,533	107	335	388	842
Consumer finance	36	20	12	55	28
Home equity and improvement	290	310	201	347	148

Total charge-offs	6,128	2,847	3,368	6,079	2,870
Total recoveries	611	174	253	164	165

Net charge-offs (recoveries)	5,517	2,673	3,115	5,915	2,705

Ending allowance	$38,110	$40,530	$40,798	$41,080	$41,343

Credit Quality
Non-accrual loans	$48,297	$34,528	$40,948	$41,040	$37,377
Restructured loans, accruing	2,934	6,242	4,619	6,001	8,784

Total non-performing loans (1)	51,231	40,770	45,567	47,041	46,161
Real estate owned (REO)	5,805	7,388	9,150	9,591	11,127

Total non-performing assets (2)	$57,036	$48,158	$54,717	$56,632	$57,288

Net charge-offs	5,517	2,673	3,115	5,915	2,705
Allowance for loan losses / loans	2.61%	2.80%	2.77%	2.70%	2.67%
Allowance for loan losses / non-performing assets	66.82%	84.16%	74.56%	72.54%	72.17%
Allowance for loan losses / non-performing loans	74.39%	99.41%	89.53%	87.33%	89.56%
Non-performing assets / loans plus REO	3.89%	3.31%	3.70%	3.70%	3.67%
Non-performing assets / total assets	2.77%	2.35%	2.65%	2.78%	2.81%
Net charge-offs / average loans (annualized)	1.55%	0.75%	0.85%	1.58%	0.70%

Deposit Balances
Non-interest-bearing demand deposits	$239,594	$225,869	$219,374	$216,699	$213,414
Interest-bearing demand deposits and money market	607,965	578,867	581,622	555,434	543,539
Savings deposits	155,244	155,021	153,629	144,491	141,190
Retail time deposits less than $100,000	429,686	444,431	453,997	465,774	485,777
Retail time deposits greater than $100,000	143,477	146,655	150,859	151,258	161,413
National/Brokered time deposits	14,014	22,657	32,565	41,763	45,315

Total deposits	$1,589,980	$1,573,500	$1,592,046	$1,575,419	$1,590,648

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
September 30, 2011
One to four family residential real estate	$189,669	$182,182	$2,287	$4,017	$1,183
Construction	35,203	35,143	—	60	—
Commercial real estate	766,459	727,708	2,229	35,266	1,256
Commercial	339,128	330,117	360	8,478	173
Consumer finance	19,701	19,511	170	20	—
Home equity and improvement	124,956	121,965	2,215	454	322

Total loans	$1,475,116	$1,416,626	$7,261	$48,295	$2,934

December 31, 2010
One to four family residential real estate	$205,938	$192,612	$2,911	$7,161	$3,254
Construction	30,340	30,276	—	64	—
Commercial real estate	767,012	740,230	2,898	21,737	2,147
Commercial	369,959	356,145	1,982	11,547	285
Consumer finance	22,848	22,551	283	14	—
Home equity and improvement	133,593	129,720	3,041	517	315

Total loans	$1,529,690	$1,471,534	$11,115	$41,040	$6,001

September 30, 2010
One to four family residential real estate	$213,574	$200,573	$2,483	$6,589	$3,929
Construction	31,722	31,553	—	169	—
Commercial real estate	776,972	745,663	3,420	23,421	4,468
Commercial	372,583	364,958	318	6,955	352
Consumer finance	27,060	26,842	184	34	—
Home equity and improvement	137,747	135,825	1,678	209	35

Total loans	$1,559,658	$1,505,414	$8,083	$37,377	$8,784